UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):      December 15, 2003
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                         PROVECTUS PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)


       Nevada                          0-9410                   90-0031917
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(State or Other Jurisdiction of      (Commission             (I.R.S. Employer
 Incorporation or Organization)      File Number)         Identification Number)

 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee          37931
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       (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code:    865/769-4011
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On December 15, 2003, Provectus Pharmaceuticals, Inc. (the "Company") announced that it is offering for sale up to approximately $1 million U.S. dollars of its restricted common stock. If successful, net proceeds to the Company are expected to be approximately $400,000 to $600,000 U.S. dollars. The transaction is a Regulation S offering to foreign investors as defined by Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). The restricted shares cannot be traded for 12 months. After the first 12 months, sale of the shares are subject to restrictions under Rule 144 for an additional year. The Company has engaged a placement agent to assist it in the offering.

     Neither the press release nor this Current Report on Form 8-K is an offer to sell or the solicitation of an offer to buy the common stock discussed herein. The common stock being issued in this offering has not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has not agreed to file a registration statement covering the offer and sale of the shares.

     The Company issued a press release which is attached hereto as Exhibit 99.1 and incorporate herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

     Exhibits required by Item 601 of Regulation S-B are incorporated herein by reference and are listed on the attached Exhibit Index, which begins on page X-1 of this Current Report on Form 8-K.





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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Provectus Pharmaceuticals, Inc.


Dated:   December 15, 2003            By:/s/ H. Craig Dees
                                      ------------------------------------------
                                      H. Craig Dees
                                      Chief Executive Officer

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                                  Exhibit Index

 Exhibit No.                      Description
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99.1          Press Release of Provectus Pharmaceuticals, Inc.